Exhibit (c)(9)

Exhibit (c)(9)

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.



Project Aviary

Presentation to the Board of Directors

June 19, 2026

Summary of Value Indications Received

- Based on Pelican, Toucan, and [***] closing prices and VWAP as of June 17, 2026

		All Stock	Cash / Stock				All Stock
		Toucan Value Indications					[***] Value Indication
			6/18/2026				
			25% Cash (Upfront Only)		50% Cash (Upfront Only)		
	Current	5/27/2026	Upfront	Upfront + CVR[(1)]	Upfront	Upfront + CVR[(1)]	6/17/2026
Price Per Share (Nominal Value)	**$9.75**	**$11.00**	**$11.50**	**$13.75**	**$11.50**	**$13.75**	**$12.82** ← See Calculations in the Appendix
Cash Consideration Per Share		*–*	*2.88*	*5.13*	*5.75*	*8.00*	*–*
Stock Consideration Per Share		*11.00*	*8.63*	*8.63*	*5.75*	*5.75*	*12.82*
Implied Stock Exchange Ratio (Cash Adj. Where Relevant)		*0.2255x*	*0.1768x*	*0.1768x*	*0.1179x*	*0.1179x*	[***]
Implied Purchase Price	**$1,125**	**$1,277**	**$1,338**	**$1,613**	**$1,338**	**$1,613**	**$1,500**
Less: Net Cash[(2)]	(208)	(208)	(208)	(208)	(208)	(208)	(208)
Implied Enterprise Purchase Price	**$917**	**$1,069**	**$1,130**	**$1,404**	**$1,130**	**$1,404**	**$1,292**
PF % Toucan / [***] Ownership[(3)]		*11.0%*	*8.9%*	*8.9%*	*6.1%*	*6.1%*	[***]
Implied Premiums - %							
1-Day Share Price ($9.75)	–	*13%*	*18%*	*41%*	*18%*	*41%*	*31%*
30-Day VWAP ($9.01)	*8%*	*22%*	*28%*	*53%*	*28%*	*53%*	*42%*
Current Enterprise Value ($917mm)	–	*17%*	*23%*	*53%*	*23%*	*53%*	*41%*
Implied Premiums - $							
1-Day Share Price ($9.75)	–	*$152*	*$213*	*$488*	*$213*	*$488*	*$375*
30-Day VWAP ($9.01)	*$90*	*$242*	*$303*	*$578*	*$303*	*$578*	*$465*
Current Enterprise Value ($917mm)	–	*$152*	*$213*	*$488*	*$213*	*$488*	*$375*

Source: Pelican Management, Wall Street research, public filings, FactSet, and Bloomberg as of 6/4/26. Note: Dollars in millions, except per share data. Analysis assumes Toucan's $750mm of convertible senior notes due 7/15/30 with a conversion price of $84.19 and $460mm principal amount of convertible senior notes due 5/15/32 with a conversion price of $69.26 are treated as debt. Based on fully diluted Pelican shares outstanding: basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm stock options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. (1) Reflects CVR is paid 100% in cash on a nominal basis. (2) Based on estimated $210mm cash and cash equivalents as of 6/30/26 and estimated $1mm of software loans treated as debt as of 6/30/26. (3) Adjusted to reflect Toucan's existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Process Considerations and Next Steps

Process Considerations

- **Introduction of bona fide competition can be used to alter overall process dynamic**
  - Timeline can be formalized and accelerated, should Pelican wish to do so
  - Counterparty conviction that Pelican is "going away" may enhance value achievable
- **A transaction with [***] likely has less certainty and speed to closing – most certain and fastest path to a deal is with Toucan**
- **Consider whether to contact other parties (e.g. [***])**

Next Steps

Toucan / [***]

- **Advise both parties that the process is competitive**
  - Reiterate Board view on value in the mid-teens / ~$15
- **Notify Toucan that if they deliver $15 upfront and confirmatory diligence / contract is completed expeditiously, Pelican will proceed in a transaction**
  - To facilitate that outcome, Toucan will be permitted to begin confirmatory diligence as soon as possible if they are aligned with this approach
- **Communicate that [***] is currently behind in the process and will need to accelerate its work to remain competitive**
  - In that spirit, [***] will be granted access to the dataroom and have the opportunity to ask questions, with the understanding that guidance to both parties is that the Board will transact at $15.00 per share
  - [***] dataroom access will include restrictions to highly sensitive information, including establishing a clean team
- **Provide Toucan (and Merck) formal notice that Pelican has received an offer for a change-of-control**

Other Parties

- **Potential to call other parties (e.g. [***]) to evaluate interest in a potential transaction**
  - Risk of leak increases with each additional party contacted
  - To credibly compete with Toucan and [***], outreach decision likely needs to be made in the near-term

Internal Preparation

- **Pelican Management to work with advisors to prepare comprehensive VDR (technical + corporate / legal)**
  - Pelican to provide differential access to information by counterparty based on interest and perceived risk profile
  - Pelican to provide full confirmatory diligence access to Toucan, subject to their confirmation that they will reach $15.00; [***] dataroom to contain restrictions around highly sensitive information

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Strategic Landscape: Potential Strategic Counterparties

[***]

[***]

Illustrative Counterparty Messaging: Toucan

- **Thank you for your revised proposal. It was clearly thoughtful and reflected significant work**
- **We had a Board meeting yesterday to discuss your revised proposal, but we also have a new development to share with you**
- **We have received an unsolicited acquisition proposal from another party**
  - We have had no substantive discussions with this party to date and have not informed them of your proposal
  - As you know, doing so would have triggered our notification obligation to you, which we now consider triggered. The timing is purely coincidental
  - Their offer is superior to your latest proposal. While it's not at the $15 guidance we shared with you, it is in a range where we believe they could easily get there if we provide them with the same guidance
- **We continue to believe Toucan is the best buyer here and want to do a transaction with you – importantly, we value our relationship with Eric and believe he's the best steward for the business**
  - That said, we have a fiduciary duty to maximize value, and as it stands, the other party is higher and almost certainly has more room to increase
- **If you get to our original guidance of $15 upfront, and move quickly, we will do a deal with you**
  - Given your headstart, speed is to your advantage, and we have been clear from the outset that the Board will do a deal at $15
  - If we can align on $15 per share and complete the process within the 2-3 week timeline you previously outlined, if not sooner, we are prepared to move forward with you
- **If you are able to confirm as soon as possible that you will be prepared to deliver $15 per share, all upfront, we will move expeditiously with you and commence confirmatory diligence and contract discussions immediately**
  - Any proposal would also need to be free of off-market conditionality, including any minimum cash condition, which the Board would not accept

Illustrative Counterparty Messaging: [***]

Engage with [***] after conversation with Toucan; adjust if needed based on any immediate Toucan feedback

- **We appreciate your indication of interest in acquiring Pelican**
- **We will be as transparent as we can on where things stand. We have been in discussions with another party, and we are going back and forth on value**
  - Our Board guided to that party that it would be comfortable transacting at $15.00 per share
  - To be clear, that party is not there yet, but not far off
- **We took your indication of value to equate to about $13.00 per share**
- **We told the other party that we would transact with them at $15 – we would transact with you at the same or better risk-adjusted value**
  - Deal certainty and timing between signing and close are important factors here. At the moment, our Board believes you would naturally be behind the other party on both of those points. We will therefore need to solve those to get comfortable proceeding with you if the offers are close
- **Given the potential timeline, we would be willing to sign a CDA as soon as possible and get you started on diligence**
  - We will give you access to as much diligence as we can, but would suggest that you not wait to complete your full review before coming back to us on value on a per-share basis, deal certainty, and any structural or timing elements you deem relevant
  - All value-driving information will be provided to you to enable that work to happen quickly, subject to appropriate guardrails around competitively sensitive information
  - We should connect our advisors on that point to discuss appropriate mechanisms for sharing or gating sensitive information. We also on a priority basis need to connect counsel for us to understand why you believe the regulatory clearance risk is low

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Implied Pelican Metrics at Various Illustrative Prices

				Premium / (Discount) vs. Curr.			[***]		Toucan		
							All Stock Consideration		25% Cash	50% Cash	
	Price per Share	Implied Equity Value[1]	Implied Transaction Value[2]	% Prem. 1-Day (6/17/26)	% Prem. 30-Day VWAP	% Prem. 52W High (6/4/26)	PF Pelican Ownership	Exchange Ratio[3]	PF Pelican Ownership[4]	PF Pelican Ownership[4]	Cash Consid. (Upfront Only)[5]
	Metrics			$9.75	$9.01	$12.10	[***]				
Pelican Share Price Today	$9.75	$1,125	$917	–	+8%	(19%)			7.6%	5.2%	
	11.50	1,338	1,130	+18%	+28%	(5%)			8.9%	6.1%	
	11.75	1,369	1,160	+21%	+30%	(3%)			9.1%	6.2%	
	12.00	1,399	1,191	+23%	+33%	(1%)			9.2%	6.4%	
	12.25	1,430	1,221	+26%	+36%	+1%			9.4%	6.5%	
	12.50	1,460	1,252	+28%	+39%	+3%			9.6%	6.6%	
	12.75	1,491	1,282	+31%	+41%	+5%			9.8%	6.7%	
	13.00	1,521	1,313	+33%	+44%	+7%			10.0%	6.9%	297 - 594
	13.25	1,552	1,343	+36%	+47%	+10%			10.1%	7.0%	
	13.50	1,582	1,374	+38%	+50%	+12%			10.3%	7.1%	
	13.75	1,613	1,404	+41%	+53%	+14%			10.5%	7.3%	
	14.00	1,643	1,435	+44%	+55%	+16%			10.7%	7.4%	
	14.25	1,674	1,465	+46%	+58%	+18%			10.9%	7.5%	
	14.50	1,704	1,496	+49%	+61%	+20%			11.0%	7.6%	
	14.75	1,735	1,526	+51%	+64%	+22%			11.2%	7.8%	
	15.00	1,765	1,557	+54%	+66%	+24%			11.4%	7.9%	

Source: Pelican Management, public filings, FactSet, and Bloomberg as of 6/17/26. Note: Dollars in millions, except per share data. (1) Based on fully diluted Pelican shares outstanding: basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm stock options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. (2) Based on estimated $210mm cash and cash equivalents as of 6/30/26 and estimated $1mm of software loans treated as debt as of 6/30/26. (3) Based on [***] spot (current) price of [***] (as of 6/17/26). (4) Adjusted to reflect Toucan's existing ownership of 13,039,067 Pelican shares, which are excluded from purchase consideration and pro forma ownership. (5) Reflects cash consideration payable to Pelican today based on upfront value of Toucan's 6/18/26 value indication; range based on 25% - 50% of $11.50 / share upfront offer price is paid in cash; adjusted to reflect Toucan's existing ownership of 13,039,067 Pelican shares.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Appendix

[***] 6/17/26 Value Indication Overview

- [***] value indication delivered as fixed purchase price of $1.5bn
- Based on Pelican and [***] closing prices and VWAP as of June 17, 2026
- [***] has previously indicated openness to incorporating a collar to address potential value leakage from an all-stock transaction

	All Stock Consideration		
	Current	6/17/26 Value Indication	
	Internal Share Count (1)	*Internal Share Count* (1)	*Publicly Disclosed Share Count* (2)
Purchase Price	**$1,125**	**$1,500**	**$1,500**
Share Count	*115.39*	*117.01*	*115.45*
Implied Purchase Price Per Share	**$9.75**	**$12.82**	**$12.99**
Memo: Net Cash	208 (3)	208 (3)	232 (4)
Enterprise Purchase Price	**$917**	**1,292**	**$1,268**
PF % [***] Ownership		[***]	
Stock Exchange Ratio			
Memo: Current [***] Stock Price			
Implied Premiums			
1-Day Share Price ($9.75)	–	*31%*	*33%*
30-Day VWAP ($9.01)	*8%*	*42%*	*44%*
Current Enterprise Value ($917mm)	–	*41%*	*45%* (5)

Source: Pelican Management, Wall Street research, public filings, FactSet, and Bloomberg as of 6/17/26. Note: Dollars in millions, except per share data. (1) Based on fully diluted Pelican shares outstanding: basic shares of 106.0mm as of 5/31/26 and dilution under treasury stock method (TSM) of 15.6mm stock options with a weighted-average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. Based on estimated $210mm cash and cash equivalents as of 6/30/26 mm of software loans treated as debt as of 6/30/26. (2) Based on fully diluted Pelican shares outstanding: basic shares of 104.7mm as of 4/29/26 and dilution under treasury stock method (TSM) of 15.6mm service-based stock options with a weighted-average exercise price (WAEP) of $5.14, 0.1mm performance-based stock options with a WAEP of $1.61, 0.6mm RSUs, and 0.6mm PSUs all as of 3/31/26. (3) Based on estimated $210mm cash as of 6/30/26 and estimated $1mm of software loans treated as debt as of 6/30/26. (4) Based on estimated $74mm cash, $160mm short term investments, and $1mm in software loans treated as debt as of 3/31/26. (5) Based on an enterprise value of $873mm based on publicly disclosed share count.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Toucan Revised Value Indication Overview

- **$11.50 upfront, between 50-75% stock at Toucan's election, with remainder in cash**
- **$2.25 CVR**
  - Triggers to be discussed by parties, but Toucan intends them to be achievable
  - Payable in cash or stock at Toucan's election
  - CVR not to be payable prior to 12-month anniversary of closing
- **Other terms**
  - Minimum cash at closing condition of $175M

[***]

Company Snapshot

Business Overview

[***]

Public Market Overview

Capitalization	[***]
Current Share Price	
Prem. / (Disc.) vs. 52-Wk. High	
Prem. / (Disc.) vs. 52-Wk. Low	
Diluted Shares Outstanding	
Implied Equity Value	
Plus: NCI	
Plus: Debt as of 3/31/26[1]	
(Less): Cash as of 3/31/26	
Implied Enterprise Value	

Trading Multiples	EV / Revenue	EV / EBITDA
Multiples	[***]	
CY'25A		
CY'26E		
CY'27E		
Metrics		
CY'25A		
CY'26E		
CY'27E		

Key Management

[***]

[***]

Source: Company filings, FactSet and Wall Street Research as of 6/17/26. Note: Dollars in [***] unless otherwise noted. [***]

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

[***]

Share Price Performance Since January 2023

[***]

Share Price Performance			
	YTD	***1-Yr***	***3-Yr***
[***]		[***]	
Peers [(1)]			

[***]

[***]

Jan-23 Apr-23 Jul-23 Oct-23 Jan-24 Apr-24 Jul-24 Oct-24 Jan-25 Apr-25 Jul-25 Oct-25 Jan-26 Apr-26

Distribution of Trading Volume

# of shares (in mm)
% distribution [***]

2023 *2024* *2025* *2026 YTD*

[***]

[***]

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

[***]

Wall Street Perspectives

Current Price: [***]
Median PT = [***]

		Valuation		Revenue		EBITDA	
Broker	**Price Target**	**Method**	**Metric**	**2026E**	**2027E**	**2026E**	**2027E**
Broker 1			[***]				
Broker 2							
Broker 3							
Broker 4							
Broker 5							
Broker 6							
Broker 7							
Broker 8							
Broker 9							
Broker 10							
Broker 11							
Broker 12							
Broker 13							
Broker 14							
Broker 15							
Broker 16							
Broker 17							
Broker 18							
Broker 19							
Broker 20							
Median	[***]			[***]	[***]	[***]	[***]

Source: Wall Street Research and FactSet as of 6/17/26. Note: dollars in millions, except per share amounts.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

[***]

Stock Price Perspectives

	[***] Share Price		Implied Revenue Multiples	
	Value	Δ vs. Curr.	2026E	2027E
Wall Street Price Target High				
Wall Street Price Target Median				
52-Week High *(1/7/26)*				
Current / At Market				
30-Day VWAP				
60-Day VWAP				
Wall Street Price Target Low				
52-Week Low *(7/31/25)*				

[***]

Source: Bloomberg, Wall Street research and FactSet as of 6/17/26.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

[***]

Wall Street Financial Expectations

Revenue

[***]

2026E 2027E 2028E

Memo: # of Est.

[***]

% Growth

[***]

EBITDA

[***]

Memo: # of Est.

[***]

% Growth

[***]

WS High WS Median WS Low

Source: FactSet and Wall Street research as of 6/17/26. Note: Dollars in millions.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Pelican + [***] : Side By Side PMOs

Pelican

Public Market Overview	
Price as of 06/17/26	$9.75
Prem. / (Disc.) vs. 52-Wk. High	*(19%)*
Prem. / (Disc.) vs. 52-Wk. Low	*121%*
Fully Diluted Shares Outstanding(1)	115.4
Equity Value	**$1,125**
(Less): Est. Cash as of 6/30/26	(210)
Plus: Est. Debt as of 6/30/26	1
Plus: NCI	–
Enterprise Value	**$917**

Trading Multiples (Based on WS Consensus)		
EV / Sales	$mm	Multiple
2026E	$79	11.6x
2027E	114	8.0x
2028E	157	5.8x
EV / EBITDA		
2026E	($104)	NM
2027E	(87)	NM
2028E	(74)	NM

[***]

Public Market Overview	
Price as of 06/17/26	[***]
Prem. / (Disc.) vs. 52-Wk. High	
Prem. / (Disc.) vs. 52-Wk. Low	
Fully Diluted Shares Outstanding(2)	
Equity Value	
(Less): Cash as of 3/31/26	
Plus: Credit Line as of 3/31/26	
Plus: NCI	
Enterprise Value	[***]

Trading Multiples (Based on WS Consensus)		
EV / Sales	$mm	Multiple
2026E	[***]	
2027E		
2028E		
EV / EBITDA		
2026E		
2027E		
2028E		

Source: Company filings and FactSet as of 6/17/26. Note: Dollars in millions unless otherwise noted. (1) Based on 106.0mm basic shares outstanding as of 5/31/26 and dilutive impact under treasury stock method (TSM) of 15.6mm stock options with a weighted average exercise price (WAEP) of $5.19, 0.6mm RSUs, and 0.6mm PSUs all as of 5/31/26. [***]

Pelican + [***] : Relative Exchange Ratios Over Time

Exchange ratio over time in stock-for-stock transaction (displayed at no premium deal)

Exchange Ratio Statistics	
Current	[***]
Minimum	[***]
Maximum	[***]
3-Month Average	
6-Month Average	
12-Month Average	


[***]
High: [***]
[***]
Low: [***]
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
Oct-25
Jan-26
Apr-26
Favorable to Pelican
Favorable to [***]

Source: FactSet as of 6/17/26. Note: Exchange ratio is calculated as Pelican's share price divided by [***] share price.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Pelican +

[***]

[***]

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.